Corporate Capital Trust 8-K

Exhibit 99.1

FS/KKR Announces Closing of Merger of FS Investment Corporation and Corporate Capital Trust

Combination Creates Second-Largest Publicly Traded BDC

FS Investment Corporation Renamed FS KKR Capital Corp. and Will Trade under Ticker Symbol FSK on NYSE

Board of Directors Authorizes $200 Million Share Repurchase Program

PHILADELPHIA and NEW YORK – December 19, 2018 – FS/KKR Advisor, LLC (FS/KKR), a partnership between FS Investments and KKR Credit Advisors (US) LLC, today announced that the merger of FS Investment Corporation (NYSE: FSIC) and Corporate Capital Trust, Inc. (NYSE: CCT) has closed, creating the second-largest publicly traded business development company. With the closing of the merger, FS Investment Corporation has been renamed FS KKR Capital Corp. (FSK) and will begin trading on the New York Stock Exchange under the ticker symbol “FSK” on December 20, 2018.

“Combining FSIC and CCT represents an important milestone for our franchise in our quest to drive consistent and sustained value for our investors,” said Michael Forman, Chief Executive Officer of FSK. “We believe the business and operational synergies this merger is expected to create – including lower administrative costs, a more diversified investment portfolio and an optimized capital structure – position us well to deliver on that objective.”

Cash Distribution and Exchange Ratio

CCT’s board of directors previously declared a conditional special cash distribution of at least $0.402 per share, which will be paid on or about December 27, 2018 to stockholders of record as of the close of business on December 18, 2018. Prior to the closing of the merger, CCT determined that the amount of such special cash distribution will be $0.506 per share.

Based on the final merger exchange ratio reported by FSK today, CCT shareholders will receive 2.3552 FSK shares for each share of CCT held, subject to payment of cash in lieu of fractional shares.

Share Repurchase Program

Concurrent with today’s closing announcement, FSK’s board of directors has authorized a share repurchase program. Under the program, FSK may repurchase up to $200 million in the aggregate of its outstanding common stock in the open market at prices below the current net asset value per share.

The timing, manner, price and amount of any share repurchases will be determined by FSK, based upon the evaluation of economic and market conditions, FSK’s stock price, applicable legal and regulatory requirements and other factors. The program will be in effect through December 19, 2019, unless extended, or until the aggregate repurchase amount that has been approved by FSK’s board of directors has been expended. The program may be suspended, extended, modified or discontinued at any time.

FSK currently intends to release preliminary financial information as of and for the year ended December 31, 2018 in mid-January 2019 to allow potential repurchases to commence.

Todd Builione, President of FSK, added, “We believe buying shares of FSK is a compelling opportunity. Given current trading and dividend levels, investors are able to earn a 13% annual dividend yield with the potential for significant market price appreciation through convergence to fundamental book value. Our board has authorized a $200 million share repurchase program, which reflects our perspective on this buying opportunity and confidence in our investment portfolio and broader franchise.”

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market U.S. companies to achieve the best risk-adjusted returns for investors. FSK is advised by FS/KKR Advisor, LLC. For more information, visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $17 billion in assets under management as of September 30, 2018. The BDCs managed by FS/KKR include FS KKR Capital Corp., FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Contact Information:

Institutional Investors (FS Investments)

Marc Yaklofsky or Robert Paun

marc.yaklofsky@fsinvestments.com

215-309-6763

Financial Advisors and Retail Investors

877-628-8575

Institutional Investors (KKR)

Danny McMahon

CCT-IR@kkr.com

Media (FS Investments)

Marc Yaklofsky or Melanie Hemmert

media@fsinvestments.com

215-495-1174

Media (KKR)

Kristi Huller or Cara Kleiman Major

media@kkr.com

212-750-8300

Forward-Looking Statements and Important Disclosure Notice

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to FSK’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSK’s operating area, the price at which shares of FSK’s common stock trade on the New York Stock Exchange, unexpected costs, charges or expenses resulting from the business combination transaction involving FSK, and failure to realize the anticipated benefits of the business combination transaction involving FSK. Some of these factors are enumerated in the filings FSK made with the Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

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